Fifth Third Bancorp Reports Third Quarter 2026 Earnings
Organic momentum and successful integration advance the earnings power of the combined company
Reported EPS of $0.90; adjusted EPS(a) of $1.13 excludes $0.23 of certain items on page 2

Key Financial Data				Key Highlights

$ in millions for all balance sheet and income statement items
	3Q26	2Q26	3Q25
       Stability:
•Resilient credit performance. Net charge-offs(b) of 31 bps in 3Q26
•Core deposits increased 3% sequentially; loan-to-core deposit ratio of 76%
•Strong client and banker retention through the Comerica conversion
    Profitability:
•Net interest income increased 3% sequentially
•8% adjusted PPNR(a) growth and 450 bps of positive operating leverage from 2Q26
•20.6% adjusted ROTCE(a) and 1.41% adjusted ROA(a)
    Growth:
•Generated 70% more commercial new quality relationships compared to 3Q25
•Consumer household growth of 7% in the Southeast and 8% in the Southwest
•Gained deposit share in Texas and California, with capped deposits in Dallas, Houston and Austin each up more than 20% year-over-year, while Southeast deposit growth was more than five times the market rate

Income Statement Data
Net income available to common shareholders	$828	$763	$608
Net interest income (U.S. GAAP)	2,271	2,215	1,520
Net interest income (FTE)(a)	2,276	2,220	1,525
Noninterest income	1,008	1,059	781
Noninterest expense	2,049	2,109	1,267

Per Share Data
Earnings per share, basic	$0.91	$0.84	$0.91
Earnings per share, diluted	0.90	0.83	0.91
Book value per share	34.31	35.63	29.26
Tangible book value per share(a)	22.01	23.22	21.66

Balance Sheet & Credit Quality
Average portfolio loans and leases	$179,244	$177,572	$123,326
Average deposits	238,344	231,506	164,754
Accumulated other comprehensive loss	(4,919)	(3,286)	(3,276)
Net charge-off ratio(b)	0.31%	0.30%	1.09%
Nonperforming asset ratio(c)	0.64	0.60	0.65

Financial Ratios
Return on average assets	1.14%	1.08%	1.21%
Return on average common equity	10.2	9.5	12.6
Return on average tangible common equity(a)	16.6	15.6	17.3
CET1 capital(d)	10.02	9.93	10.57
Net interest margin(a)	3.34	3.36	3.13
Efficiency(a)	62.4	64.3	54.9

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

From Tim Spence, Fifth Third Chairman, CEO and President:
Fifth Third's third quarter reflected the earnings power of the combined company. Even while integrating Comerica, our adjusted return on tangible common equity and efficiency ratio improved from the second quarter, and credit performance remained stable.

Less than a year after we announced the Comerica acquisition, we completed the systems conversion with strong client and banker retention. Most importantly, the business is growing. The latest FDIC data show sustained deposit share gains in the Southeast and new share gains in Comerica's Michigan, Texas and California markets, and household growth continues to be led by the Southeast.

We live in a more volatile world, and competition for deposits is heating up. Multiple sources of low-cost deposits and limited exposure to the borrowers most sensitive to higher rates give us flexibility regardless of the rate environment. We are building a Fifth Third that is better and not just bigger. We will continue to be guided by our operating priorities of stability, profitability and growth – in that order.

Investor contact: Matt Curoe (513) 534-2345 | Media contact: Jennifer Hendricks Sullivan (614) 744-7693 October 19, 2026

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	September	June	September
	2026	2026	2025	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$2,276	$2,220	$1,525	3%	49%
Provision for credit losses	122	129	197	(5)%	(38)%
Noninterest income	1,008	1,059	781	(5)%	29%
Noninterest expense	2,049	2,109	1,267	(3)%	62%
Income before income taxes(a)	$1,113	$1,041	$842	7%	32%

Taxable equivalent adjustment	$5	$5	$5	—	—
Applicable income tax expense	242	235	188	3%	29%
Net income	$866	$801	$649	8%	33%
Dividends on preferred stock	38	38	41	—	(7)%
Net income available to common shareholders	$828	$763	$608	9%	36%
Earnings per share, diluted	$0.90	$0.83	$0.91	8%	(1)%

Fifth Third Bancorp (NYSE: FITB) today reported third quarter 2026 net income available to common shareholders of $828 million, or $0.90 per diluted share, compared to $763 million, or $0.83 per diluted share, in the prior quarter and $608 million, or $0.91 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 3Q26

(after-tax impact; $ in millions, except per share data)

Merger-related charges(e)[1,2]	$(171)
Interchange litigation matters(e)3	(26)
Technology-related asset impairments(e)	(14)

After-tax impact of certain item(s)	$(211)

Diluted earnings per share impact of certain item(s)[4]	$(0.23)

Totals may not foot due to rounding; [1]A portion of the adjustments related to merger-related expenses are not tax-deductible; [2]Pre-tax merger-related charges increased noninterest expense by $215 million and decreased noninterest income by $10 million; [3]Interchange litigation matters increased noninterest expense by $5 million and decreased noninterest income by $29 million; [4]Diluted earnings per share impact reflects 917.103 million average diluted shares outstanding

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	September	June	September
	2026	2026	2025	Seq	Yr/Yr
Interest Income
Interest income	$3,503	$3,377	$2,524	4%	39%
Interest expense	1,227	1,157	999	6%	23%
Net interest income (NII)	$2,276	$2,220	$1,525	3%	49%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	5.15%	5.11%	5.18%	4	(3)
Rate paid on interest-bearing liabilities	2.50%	2.44%	2.77%	6	(27)

Ratios
Net interest rate spread	2.65%	2.67%	2.41%	(2)	24
Net interest margin (NIM)	3.34%	3.36%	3.13%	(2)	21

Net interest income (FTE) increased 3% sequentially to $2.28 billion, reflecting the benefit of higher market rates, continued fixed-rate asset repricing, active investment portfolio management, and loan growth. These benefits were partially offset by higher deposit costs due to higher market rates and the migration of former off-balance-sheet Comerica investment sweep balances into interest-bearing deposits.
Compared with the year-ago quarter, net interest income increased 49%, primarily reflecting the addition of Comerica, with further support from fixed-rate asset repricing and balance sheet management.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2026	2026	2025	Seq	Yr/Yr
Noninterest Income
Wealth and asset management revenue	$259	$256	$181	1%	43%
Commercial payments revenue	256	254	157	1%	63%
Consumer banking revenue	158	161	144	(2)%	10%
Capital markets fees	147	154	115	(5)%	28%
Commercial banking revenue	128	125	87	2%	47%
Mortgage banking net revenue	47	39	58	21%	(19)%
Other noninterest income	18	50	29	(64)%	(38)%
Securities (losses) gains, net	(5)	20	10	NM	NM
Total noninterest income	$1,008	$1,059	$781	(5)%	29%

Noninterest income of $1.01 billion decreased $51 million, or 5%, sequentially and increased $227 million, or 29%, year-over-year. The reported results reflect the impact of certain items in the table below, including interchange litigation matters, merger-related charges, and other securities gains/losses, which incorporate the mark-to-market impacts from securities tied to non-qualified deferred compensation plans, which are offset in noninterest expense.
Higher mortgage banking, commercial banking, and wealth and asset management revenue more than offset lower capital markets and consumer banking revenue. Wealth and asset management benefited from higher institutional trust and personal asset management revenue. Commercial payments was stable, as growth in deposit fees was offset by higher earnings credits. Capital markets fees declined as late-quarter market volatility slowed M&A advisory and loan syndication activity, more than offsetting higher corporate bond fees.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2026	2026	2025	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$1,008	$1,059	$781
Interchange litigation matters	29	1	18
Merger-related charges	10	—	—
Other securities losses/(gains), net	5	(30)	(10)
Securities repositioning losses	—	10	—
Noninterest income excluding certain items(a)	$1,052	$1,040	$789	1%	33%

Excluding certain items, noninterest income increased 1% sequentially to $1.05 billion.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2026	2026	2025	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$982	$1,129	$685	(13)%	43%
Technology and communications	300	250	128	20%	134%
Net occupancy expense	144	154	89	(6)%	62%
Card and processing expense	60	66	22	(9)%	173%
Equipment expense	59	60	44	(2)%	34%
Loan and lease expense	47	53	39	(11)%	21%
Marketing expense	57	65	34	(12)%	68%
Other noninterest expense	400	332	226	20%	77%
Total noninterest expense	$2,049	$2,109	$1,267	(3)%	62%

Noninterest expense of $2.05 billion decreased 3% sequentially, driven primarily by lower compensation and benefits expense. The reported results reflect the impact of certain items in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2026	2026	2025	Seq	Yr/Yr
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$2,049	$2,109	$1,267
Merger-related charges	(215)	(203)	—
Technology-related asset impairments	(19)	(7)	—
Interchange litigation matters	(5)	(1)	(9)
Severance expense	—	(7)	—
FDIC special assessment	—	—	6
Noninterest expense excluding certain item(s)(a)	$1,810	$1,891	$1,264	(4)%	43%
Non-qualified deferred compensation benefit/(expense)	6	(30)	(11)
Noninterest expense excluding certain item(s) and non-qualified deferred compensation(a)	$1,816	$1,861	$1,253	(2)%	45%

Noninterest expense excluding certain items and non-qualified deferred compensation decreased 2% sequentially to $1.82 billion. Merger-related charges recognized in noninterest expense totaled approximately 1.04 billion year-to-date, consistent with the integration timeline.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2026	2026	2025	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$85,982	$84,967	$54,170	1%	59%
Commercial mortgage loans	27,263	27,176	12,027	—	127%
Commercial construction loans	8,744	8,437	5,541	4%	58%
Commercial leases	3,574	3,503	3,177	2%	12%
Total commercial loans and leases	$125,563	$124,083	$74,915	1%	68%
Consumer loans:
Residential mortgage loans	$19,775	$19,626	$17,656	1%	12%
Home equity	7,023	6,830	4,579	3%	53%
Indirect secured consumer loans	18,182	18,239	17,729	—	3%
Credit card	1,646	1,646	1,678	—	(2)%
Solar energy installation loans	4,244	4,384	4,355	(3)%	(3)%
Other consumer loans	2,811	2,764	2,414	2%	16%
Total consumer loans	$53,681	$53,489	$48,411	—	11%
Total average portfolio loans and leases	$179,244	$177,572	$123,326	1%	45%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$170	$399	$44	(57)%	286%
Consumer loans held for sale	597	736	623	(19)%	(4)%
Total average loans and leases held for sale	$767	$1,135	$667	(32)%	15%

Total average loans and leases	$180,011	$178,707	$123,993	1%	45%

Securities (taxable and tax-exempt)	$68,543	$67,924	$54,592	1%	26%
Other short-term investments	21,469	18,358	14,915	17%	44%
Total average interest-earning assets	$270,023	$264,989	$193,500	2%	40%

Total average portfolio loans and leases of $179 billion increased 1% sequentially and 45% year-over-year. Sequential performance was driven by approximately $1.5 billion of growth in commercial loans and leases, while average consumer loans were broadly stable. Year-over-year growth primarily reflected the addition of Comerica.
Average securities (taxable and tax-exempt; amortized cost) of $69 billion increased 1% sequentially and 26% year-over-year, with sequential growth reflecting continued investment portfolio activity. Average other short-term investments (including interest-bearing cash) increased $3.1 billion, or 17%, sequentially, primarily reflecting the migration of the previously mentioned former off-balance-sheet Comerica investment sweep balances onto the balance sheet.

End of Period Interest-Earning Assets
($ in millions)	As of			% Change
	September	June	September
	2026	2026	2025	Seq	Yr/Yr
End of Period Portfolio Loans and Leases
Total commercial loans and leases	$126,366	$124,880	$74,423	1%	70%
Total consumer loans	53,906	53,648	48,707	—	11%
Total portfolio loans and leases	$180,272	$178,528	$123,130	1%	46%

End of Period Loans and Leases Held for Sale
Total loans and leases held for sale	$728	$866	$576	(16)%	26%

Total loans and leases	$181,000	$179,394	$123,706	1%	46%

Securities (taxable and tax-exempt)	$70,769	$68,332	$52,680	4%	34%
Other short-term investments	16,520	19,350	17,215	(15)%	(4)%
Total interest-earning assets	$268,289	$267,076	$193,601	—	39%

Period-end total portfolio loans and leases increased 1% sequentially to $180 billion. Commercial growth was led by construction and C&I originations, partly offset by elevated payoffs. Consumer growth reflected continued momentum in home equity, partially offset by expected runoff in solar energy installation loans.
Total period-end securities (taxable and tax-exempt; amortized cost) increased $2.4 billion sequentially to $71 billion as a portion of the liquidity held earlier in the quarter was deployed into higher-yielding investment securities. As a result, period-end short-term investments declined $2.8 billion even though average short-term investments were higher for the quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2026	2026	2025	Seq	Yr/Yr
Average Deposits
Demand	$64,228	$63,976	$41,235	—	56%
Interest checking	75,025	70,507	56,624	6%	32%
Savings	18,037	18,430	16,376	(2)%	10%
Money market	66,247	63,200	37,434	5%	77%
Total transaction deposits	$223,537	$216,113	$151,669	3%	47%
CDs $250,000 or less	12,102	12,403	10,841	(2)%	12%
Total core deposits	$235,639	$228,516	$162,510	3%	45%
CDs over $250,000[1]	2,705	2,990	2,244	(10)%	21%
Total average deposits	$238,344	$231,506	$164,754	3%	45%

1CDs over $250,000 includes $1.0MM, $0.1BN, and $1.0BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 9/30/26, 6/30/26, and 9/30/25, respectively.

Total average deposits increased 3% sequentially to $238 billion, reflecting operational deposit growth, the Southwest retail deposit campaign, and the migration of former off-balance-sheet Comerica investment sweep balances onto the balance sheet. Additionally, certain Comerica legacy deposit products were simplified into more modern interest checking products resulting in a shift from commercial savings and money market into interest checking.
Period-end total deposits increased 2% sequentially to $239 billion, with growth in interest-checking, partially offset by lower money market and CD balances. The period-end portfolio loan-to-core deposit ratio improved to 76% from 77% last quarter, as deposit growth modestly outpaced loan growth.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	September	June	September
	2026	2026	2025	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000[1]	$2,705	$2,990	$2,244	(10)%	21%
Federal funds purchased	181	160	198	13%	(9)%
Securities sold under repurchase agreements	395	444	376	(11)%	5%
FHLB advances	2,365	3,437	4,920	(31)%	(52)%
Derivative collateral and other secured borrowings	93	64	82	45%	13%
Long-term debt	17,513	18,817	14,001	(7)%	25%
Total average wholesale funding	$23,252	$25,912	$21,821	(10)%	7%

1CDs over $250,000 includes $1.0MM, $0.1BN, and $1.0BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 9/30/26, 6/30/26, and 9/30/25, respectively.

Strong deposit growth improved the overall funding mix and supported a 10% sequential reduction in average wholesale funding to $23 billion, driven primarily by decreases of $1.3 billion in long-term debt and $1.1 billion in FHLB advances.
Compared with the year-ago quarter, average wholesale funding increased 7%, reflecting the Comerica acquisition.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	September	June	March	December	September
	2026	2026	2026	2025	2025

Total nonaccrual portfolio loans and leases (NPLs)	$1,070	$1,041	$960	$767	$768
Repossessed property	9	10	11	11	12
OREO[1]	81	24	28	19	21
Total nonperforming portfolio loans and leases and OREO (NPAs)	$1,160	$1,075	$999	$797	$801

NPL ratio(f)	0.59%	0.58%	0.54%	0.62%	0.62%
NPA ratio(c)	0.64%	0.60%	0.57%	0.65%	0.65%

Portfolio loans and leases 30-89 days past due (accrual)	$540	$561	$683	$360	$348
Portfolio loans and leases 90 days past due (accrual)	42	33	49	30	29

30-89 days past due as a % of portfolio loans and leases	0.30%	0.31%	0.39%	0.29%	0.28%
90 days past due as a % of portfolio loans and leases	0.02%	0.02%	0.03%	0.02%	0.02%

Allowance for loan and lease losses (ALLL), beginning	$2,918	$2,922	$2,253	$2,265	$2,412
Total net losses charged-off	(139)	(135)	(144)	(125)	(339)
Provision for loan and lease losses	127	131	152	113	192
Allowance on PCD loans and leases at acquisition	—	(1)	180	—	—
Allowance on PSLs at acquisition	—	1	481	—	—
ALLL, ending	$2,906	$2,918	$2,922	$2,253	$2,265

Reserve for unfunded commitments, beginning	$230	$232	$157	$151	$146
(Benefit from) provision for the reserve for unfunded commitments	(5)	(2)	75	6	5
Reserve for unfunded commitments, ending	$225	$230	$232	$157	$151

Total allowance for credit losses (ACL)	$3,131	$3,148	$3,154	$2,410	$2,416

ACL ratios:
As a % of portfolio loans and leases	1.74%	1.76%	1.79%	1.96%	1.96%
As a % of nonperforming portfolio loans and leases	292%	303%	328%	314%	314%
As a % of nonperforming portfolio assets	270%	293%	316%	302%	302%

ALLL as a % of portfolio loans and leases	1.61%	1.63%	1.66%	1.84%	1.84%

Total losses charged-off	$(192)	$(181)	$(187)	$(177)	$(382)
Total recoveries of losses previously charged-off	53	46	43	52	43
Total net losses charged-off[2]	$(139)	$(135)	$(144)	$(125)	$(339)

Net charge-off ratio (NCO ratio)(b)[2]	0.31%	0.30%	0.37%	0.40%	1.09%
Commercial NCO ratio	0.22%	0.21%	0.26%	0.27%	1.46%
Consumer NCO ratio	0.52%	0.53%	0.58%	0.59%	0.52%
[1]Includes branch-related real estate no longer intended to be used for banking purposes.
[2]Excludes net charge-offs of $100 million which were taken immediately at the time of acquisition.
The provision for credit losses declined to $122 million from $129 million in the prior quarter. The allowance for credit losses was $3.1 billion, or 1.74%, of total portfolio loans and leases, compared with 1.76% in the prior quarter. The modest decline in the ACL ratio reflected improvement in the commercial risk profile. The ACL coverage ratio remained strong at 292% of nonperforming portfolio loans and leases and 270% of nonperforming portfolio assets.

Net charge-offs totaled $139 million, or 0.31%, of average portfolio loans, compared with $135 million, or 0.30%, in the prior quarter. The commercial NCO ratio increased 1 bp sequentially to 0.22%, while the consumer NCO ratio declined 1 bp to 0.52%.
Compared with the year-ago quarter, the total NCO ratio improved 78 bps, largely because the prior year period included a $178 million asset-backed finance charge-off. Excluding that credit, the year-ago NCO ratio was 0.52%.
Credit quality remained stable, with early- and late-stage delinquencies, nonperforming portfolio loans and leases and nonperforming portfolio assets broadly unchanged sequentially. OREO was $81 million at September 30, 2026 and included $74 million of branch-related real estate no longer intended to be used for banking purposes primarily driven by the Comerica acquisition.

Capital Position
	As of and For the Three Months Ended
	September	June	March	December	September
	2026	2026	2026	2025	2025
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	11.37%	11.50%	11.34%	10.11%	10.02%
Tangible equity(a)	9.13%	9.04%	9.01%	9.28%	9.12%
Tangible common equity (excluding AOCI)(a)	8.39%	8.30%	8.26%	8.46%	8.29%
Tangible common equity (including AOCI)(a)	6.88%	7.29%	7.25%	7.14%	6.89%

Regulatory Capital Ratios(d)
CET1 capital	10.02%	9.93%	9.89%	10.81%	10.57%
Tier 1 risk-based capital	10.90%	10.81%	10.79%	11.87%	11.63%
Total risk-based capital	12.54%	12.50%	12.50%	13.78%	13.54%
Leverage	9.22%	9.20%	10.22%	9.41%	9.24%

Fifth Third's CET1 capital ratio increased to 10.02%, compared with 9.93% in the prior quarter, as capital generated through earnings was partially offset by RWA growth. Fifth Third did not repurchase common shares during the quarter or year-to-date.

Tax Rate
The effective tax rate for the quarter was 21.8% compared with 22.7% in the prior quarter and 22.6% in the year-ago quarter.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that's as long on innovation as it is on history. Since 1858, we've been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it's one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World's Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is to be the one bank people most value and trust.
Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank, and its common stock is traded on the New York Stock Exchange under the symbol "FITB." Investor information and press releases can be viewed at www.53.com. Deposit and credit products provided by Fifth Third Bank, National Association. Member FDIC.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 27.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Current period regulatory capital ratios are estimated.
(e)Assumes a 24% tax rate.
(f)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) any instability or disruption in the financial system, including those caused by actual or perceived issues affecting the soundness of other financial institutions or market participants; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements, including the use of artificial intelligence; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) potential impacts of the adoption of real-time payment networks; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments; and (46) risks relating to the merger with Comerica Incorporated, including Fifth Third’s inability to realize the anticipated benefits of the merger and potential disruption to Fifth Third’s business resulting from post-merger integration.

You should refer to our periodic and current reports filed with the SEC for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its entirety. Any qualifications, assumptions, conditions, limitations or other disclosures that apply to a particular item of information are deemed to apply, with any necessary adjustments to all references to that information throughout this press release.
# # #

Quarterly Financial Review for September 30, 2026

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheets and Yield/Rate Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights	As of and For the Three Months Ended			% / bps				% / bps
$ in millions, except per share data				Change		Year to Date		Change
(unaudited)	September	June	September			September	September
	2026	2026	2025	Seq	Yr/Yr	2026	2025	Yr/Yr
Income Statement Data
Net interest income	$2,271	$2,215	$1,520	3%	49%	$6,420	$4,453	44%
Net interest income (FTE)(a)	2,276	2,220	1,525	3%	49%	6,435	4,468	44%
Noninterest income	1,008	1,059	781	(5%)	29%	2,962	2,224	33%
Total revenue (FTE)(a)	3,284	3,279	2,306	—	42%	9,397	6,692	40%
Provision for credit losses	122	129	197	(5%)	(38%)	479	544	(12%)
Noninterest expense	2,049	2,109	1,267	(3%)	62%	6,553	3,835	71%
Net income	866	801	649	8%	33%	1,832	1,791	2%
Net income available to common shareholders	828	763	608	9%	36%	1,719	1,677	3%

Earnings Per Share Data
Net income allocated to common shareholders	$828	$763	$608	9%	36%	$1,719	$1,677	3%
Average common shares outstanding (in thousands):
Basic	911,919	911,613	666,427	—	37%	883,202	669,405	32%
Diluted	917,103	915,959	670,878	—	37%	888,097	673,632	32%
Earnings per share, basic	$0.91	$0.84	$0.91	8%	—	$1.95	$2.51	(22%)
Earnings per share, diluted	0.90	0.83	0.91	8%	(1%)	1.94	2.49	(22%)

Common Share Data
Cash dividends per common share	$0.42	$0.40	$0.40	5%	5%	$1.22	$1.14	7%
Book value per share	34.31	35.63	29.26	(4%)	17%	34.31	29.26	17%
Market value per share	50.58	56.37	44.55	(10%)	14%	50.58	44.55	14%
Common shares outstanding (in thousands)	907,367	906,573	660,973	—	37%	907,367	660,973	37%
Market capitalization	$45,895	$51,103	$29,446	(10%)	56%	$45,895	$29,446	56%

Financial Ratios
Return on average assets	1.14%	1.08%	1.21%	6	(7)	0.85%	1.13%	(28)
Return on average common equity	10.2%	9.5%	12.6%	70	(240)	7.5%	12.1%	(460)
Return on average tangible common equity(a)	16.6%	15.6%	17.3%	100	(70)	12.3%	16.8%	(450)
Noninterest income as a percent of total revenue(a)	31%	32%	34%	(100)	(300)	32%	33%	(100)
Dividend payout	46.2%	47.6%	44.0%	NM	NM	62.6%	45.4%	NM
Average total Bancorp shareholders’ equity as a percent of average assets	11.37%	11.50%	10.02%	(13)	135	11.40%	9.78%	162
Tangible common equity(a)	8.39%	8.30%	8.29%	9	10	8.39%	8.29%	10
Net interest margin (FTE)(a)	3.34%	3.36%	3.13%	(2)	21	3.34%	3.10%	24
Efficiency (FTE)(a)	62.4%	64.3%	54.9%	(190)	750	69.7%	57.3%	NM
Effective tax rate	21.8%	22.7%	22.6%	(90)	(80)	22.0%	22.1%	(10)

Credit Quality
Net losses charged-off(h)	$139	$135	$339	3%	(59%)	$419	$614	(32%)
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.31%	0.30%	1.09%	1	(78)	0.33%	0.67%	(34)
ALLL as a percent of portfolio loans and leases	1.61%	1.63%	1.84%	(2)	(23)	1.61%	1.84%	(23)
ACL as a percent of portfolio loans and leases(f)	1.74%	1.76%	1.96%	(2)	(22)	1.74%	1.96%	(22)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.64%	0.60%	0.65%	4	(1)	0.64%	0.65%	(1)

Average Balances
Loans and leases, including held for sale	$180,011	$178,707	$123,993	1%	45%	$172,414	$123,147	40%
Securities and other short-term investments	90,012	86,282	69,507	4%	30%	85,362	69,853	22%
Assets	302,119	297,948	211,770	1%	43%	288,673	210,965	37%
Transaction deposits(b)	223,537	216,113	151,669	3%	47%	211,624	151,327	40%
Core deposits(c)	235,639	228,516	162,510	3%	45%	223,674	161,901	38%
Wholesale funding(d)	23,252	25,912	21,821	(10%)	7%	23,577	22,167	6%
Bancorp shareholders' equity	34,338	34,260	21,216	—	62%	32,917	20,633	60%

Regulatory Capital Ratios(e)
CET1 capital	10.02%	9.93%	10.57%	9	(55)	10.02%	10.57%	(55)
Tier 1 risk-based capital	10.90%	10.81%	11.63%	9	(73)	10.90%	11.63%	(73)
Total risk-based capital	12.54%	12.50%	13.54%	4	(100)	12.54%	13.54%	(100)
Leverage	9.22%	9.20%	9.24%	2	(2)	9.22%	9.24%	(2)

Additional Metrics
Banking centers	1,429	1,500	1,102	(5%)	30%	1,429	1,102	30%
ATMs	2,549	2,648	2,184	(4%)	17%	2,549	2,184	17%
Full-time equivalent employees	25,069	25,197	18,476	(1%)	36%	25,069	18,476	36%
Assets under care ($ in billions)(g)	$880	$902	$681	(2%)	29%	$880	$681	29%
Assets under management ($ in billions)(g)	125	128	77	(2%)	62%	125	77	62%
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings and money market deposits..
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(g)Assets under management and assets under care include trust and brokerage assets.
(h)Excludes net charge-offs of $100 million which were taken at the time of acquisition.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	As of and For the Three Months Ended
(unaudited)	September	June	March	December	September
	2026	2026	2026	2025	2025
Income Statement Data
Net interest income	$2,271	$2,215	$1,934	$1,529	$1,520
Net interest income (FTE)(a)	2,276	2,220	1,939	1,533	1,525
Noninterest income	1,008	1,059	895	811	781
Total revenue (FTE)(a)	3,284	3,279	2,834	2,344	2,306
Provision for credit losses	122	129	227	119	197
Noninterest expense	2,049	2,109	2,395	1,309	1,267
Net income	866	801	165	731	649
Net income available to common shareholders	828	763	128	699	608

Earnings Per Share Data
Net income allocated to common shareholders	$828	$763	$128	$699	$608
Average common shares outstanding (in thousands):
Basic	911,919	911,613	825,119	664,384	666,427
Diluted	917,103	915,959	830,274	669,153	670,878
Earnings per share, basic	$0.91	$0.84	$0.16	$1.05	$0.91
Earnings per share, diluted	0.90	0.83	0.15	1.04	0.91

Common Share Data
Cash dividends per common share	$0.42	$0.40	$0.40	$0.40	$0.40
Book value per share	34.31	35.63	35.24	30.18	29.26
Market value per share	50.58	56.37	46.46	46.81	44.55
Common shares outstanding (in thousands)	907,367	906,573	905,823	661,198	660,973
Market capitalization	$45,895	$51,103	$42,085	$30,951	$29,446

Financial Ratios
Return on average assets	1.14%	1.08%	0.25%	1.36%	1.21%
Return on average common equity	10.2%	9.5%	1.8%	14.0%	12.6%
Return on average tangible common equity(a)	16.6%	15.6%	3.5%	19.0%	17.3%
Noninterest income as a percent of total revenue(a)	31%	32%	32%	35%	34%
Dividend payout	46.2%	47.6%	250.0%	38.1%	44.0%
Average total Bancorp shareholders’ equity as a percent of average assets	11.37%	11.50%	11.34%	10.11%	10.02%
Tangible common equity(a)	8.39%	8.30%	8.26%	8.46%	8.29%
Net interest margin (FTE)(a)	3.34%	3.36%	3.30%	3.13%	3.13%
Efficiency (FTE)(a)	62.4%	64.3%	84.5%	55.8%	54.9%
Effective tax rate	21.8%	22.7%	20.1%	19.8%	22.6%

Credit Quality
Net losses charged-off(h)	$139	$135	$144	$125	$339
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.31%	0.30%	0.37%	0.40%	1.09%
ALLL as a percent of portfolio loans and leases	1.61%	1.63%	1.66%	1.84%	1.84%
ACL as a percent of portfolio loans and leases(f)	1.74%	1.76%	1.79%	1.96%	1.96%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.64%	0.60%	0.57%	0.65%	0.65%

Average Balances
Loans and leases, including held for sale	$180,011	$178,707	$158,283	$124,147	$123,993
Securities and other short-term investments	90,012	86,282	79,678	69,997	69,507
Assets	302,119	297,948	265,551	213,021	211,770
Transaction deposits(b)	223,537	216,113	194,904	155,895	151,669
Core deposits(c)	235,639	228,516	206,545	166,436	162,510
Wholesale funding(d)	23,252	25,912	21,551	18,853	21,821
Bancorp shareholders’ equity	34,338	34,260	30,108	21,527	21,216

Regulatory Capital Ratios(e)
CET1 capital	10.02%	9.93%	9.89%	10.81%	10.57%
Tier 1 risk-based capital	10.90%	10.81%	10.79%	11.87%	11.63%
Total risk-based capital	12.54%	12.50%	12.50%	13.78%	13.54%
Leverage	9.22%	9.20%	10.22%	9.41%	9.24%

Additional Metrics
Banking centers	1,429	1,500	1,489	1,130	1,102
ATMs	2,549	2,648	2,643	2,199	2,184
Full-time equivalent employees	25,069	25,197	25,980	18,676	18,476
Assets under care ($ in billions)(g)	$880	$902	$865	$690	$681
Assets under management ($ in billions)(g)	125	128	119	80	77
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings and money market deposits.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(g)Assets under management and assets under care include trust and brokerage assets.
(h)Excludes net charge-offs of $100 million which were taken at the time of acquisition.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	September	June	September			September	September
	2026	2026	2025	Seq	Yr/Yr	2026	2025	Yr/Yr
Interest Income
Interest and fees on loans and leases	$2,669	$2,607	$1,909	2%	40%	$7,570	$5,604	35%
Interest on securities	631	598	444	6%	42%	1,730	1,354	28%
Interest on other short-term investments	198	167	166	19%	19%	543	477	14%
Total interest income	3,498	3,372	2,519	4%	39%	9,843	7,435	32%

Interest Expense
Interest on deposits	983	891	750	10%	31%	2,688	2,226	21%
Interest on short-term borrowings	28	38	61	(26%)	(54%)	71	181	(61%)
Interest on long-term debt	216	228	188	(5%)	15%	664	575	15%
Total interest expense	1,227	1,157	999	6%	23%	3,423	2,982	15%

Net Interest Income	2,271	2,215	1,520	3%	49%	6,420	4,453	44%

Provision for credit losses	122	129	197	(5%)	(38%)	479	544	(12%)
Net Interest Income After Provision for Credit Losses	2,149	2,086	1,323	3%	62%	5,941	3,909	52%

Noninterest Income
Wealth and asset management revenue	259	256	181	1%	43%	748	519	44%
Commercial payments revenue	256	254	157	1%	63%	728	462	58%
Consumer banking revenue	158	161	144	(2%)	10%	465	428	9%
Capital markets fees	147	154	115	(5%)	28%	435	294	48%
Commercial banking revenue	128	125	87	2%	47%	358	247	45%
Mortgage banking net revenue	47	39	58	21%	(19%)	130	171	(24%)
Other noninterest income	18	50	29	(64%)	(38%)	95	86	10%
Securities gains (losses), net	(5)	20	10	NM	NM	3	17	(82%)
Total noninterest income	1,008	1,059	781	(5%)	29%	2,962	2,224	33%

Noninterest Expense
Compensation and benefits	982	1,129	685	(13%)	43%	3,521	2,132	65%
Technology and communications	300	250	128	20%	134%	753	378	99%
Net occupancy expense	144	154	89	(6%)	62%	439	260	69%
Card and processing expense	60	66	22	(9%)	173%	205	65	215%
Equipment expense	59	60	44	(2%)	34%	173	126	37%
Loan and lease expense	47	53	39	(11%)	21%	142	105	35%
Marketing expense	57	65	34	(12%)	68%	171	105	63%
Other noninterest expense	400	332	226	20%	77%	1,149	664	73%
Total noninterest expense	2,049	2,109	1,267	(3%)	62%	6,553	3,835	71%
Income Before Income Taxes	1,108	1,036	837	7%	32%	2,350	2,298	2%
Applicable income tax expense	242	235	188	3%	29%	518	507	2%
Net Income	866	801	649	8%	33%	1,832	1,791	2%
Dividends on preferred stock	38	38	41	—	(7%)	113	114	(1%)
Net Income Available to Common Shareholders	$828	$763	$608	9%	36%	$1,719	$1,677	3%

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2026	2026	2026	2025	2025
Interest Income
Interest and fees on loans and leases	$2,669	$2,607	$2,293	$1,862	$1,909
Interest on securities	631	598	501	431	444
Interest on other short-term investments	198	167	178	175	166
Total interest income	3,498	3,372	2,972	2,468	2,519

Interest Expense
Interest on deposits	983	891	813	726	750
Interest on short-term borrowings	28	38	5	34	61
Interest on long-term debt	216	228	220	179	188
Total interest expense	1,227	1,157	1,038	939	999

Net Interest Income	2,271	2,215	1,934	1,529	1,520

Provision for credit losses	122	129	227	119	197
Net Interest Income After Provision for Credit Losses	2,149	2,086	1,707	1,410	1,323

Noninterest Income
Wealth and asset management revenue	259	256	233	185	181
Commercial payments revenue	256	254	218	167	157
Consumer banking revenue	158	161	146	143	144
Capital markets fees	147	154	134	121	115
Commercial banking revenue	128	125	105	102	87
Mortgage banking net revenue	47	39	44	56	58
Other noninterest income	18	50	27	42	29
Securities (losses) gains, net	(5)	20	(12)	(5)	10
Total noninterest income	1,008	1,059	895	811	781

Noninterest Expense
Compensation and benefits	982	1,129	1,410	683	685
Technology and communications	300	250	204	138	128
Net occupancy expense	144	154	140	89	89
Card and processing expense	60	66	79	27	22
Equipment expense	59	60	55	43	44
Loan and lease expense	47	53	42	41	39
Marketing expense	57	65	50	37	34
Other noninterest expense	400	332	415	251	226
Total noninterest expense	2,049	2,109	2,395	1,309	1,267
Income Before Income Taxes	1,108	1,036	207	912	837
Applicable income tax expense	242	235	42	181	188
Net Income	866	801	165	731	649
Dividends on preferred stock	38	38	37	32	41
Net Income Available to Common Shareholders	$828	$763	$128	$699	$608

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	September	June	September
	2026	2026	2025	Seq	Yr/Yr
Assets
Cash and due from banks	$4,086	$4,374	$2,901	(7%)	41%
Other short-term investments	16,520	19,350	17,215	(15%)	(4%)
Available-for-sale debt and other securities(a)	42,984	44,466	36,461	(3%)	18%
Held-to-maturity securities(b)	20,862	18,404	11,498	13%	81%
Trading debt securities	1,760	1,853	1,266	(5%)	39%
Equity securities	471	495	287	(5%)	64%
Loans and leases held for sale	728	866	576	(16%)	26%
Portfolio loans and leases:
Commercial and industrial loans	86,144	85,736	53,947	—	60%
Commercial mortgage loans	27,486	27,196	11,932	1%	130%
Commercial construction loans	8,957	8,459	5,326	6%	68%
Commercial leases	3,779	3,489	3,218	8%	17%
Total commercial loans and leases	126,366	124,880	74,423	1%	70%
Residential mortgage loans	19,895	19,713	17,644	1%	13%
Home equity	7,132	6,929	4,678	3%	52%
Indirect secured consumer loans	18,196	18,186	17,885	—	2%
Credit card	1,660	1,683	1,692	(1%)	(2%)
Solar energy installation loans	4,193	4,314	4,432	(3%)	(5%)
Other consumer loans	2,830	2,823	2,376	—	19%
Total consumer loans	53,906	53,648	48,707	—	11%
Portfolio loans and leases	180,272	178,528	123,130	1%	46%
Allowance for loan and lease losses	(2,906)	(2,918)	(2,265)	—	28%
Portfolio loans and leases, net	177,366	175,610	120,865	1%	47%
Bank premises and equipment	3,336	3,343	2,655	—	26%
Goodwill	9,984	9,990	4,947	—	102%
Intangible assets	1,190	1,253	76	(5%)	NM
Servicing rights	1,669	1,607	1,601	4%	4%
Other assets	20,268	18,569	12,555	9%	61%
Total Assets	$301,224	$300,180	$212,903	—	41%

Liabilities
Deposits:
Demand	$64,747	$63,928	$41,830	1%	55%
Interest checking	81,784	70,527	57,239	16%	43%
Savings	18,002	18,161	16,110	(1%)	12%
Money market	60,842	65,932	38,748	(8%)	57%
CDs $250,000 or less	11,576	12,708	10,667	(9%)	9%
CDs over $250,000	2,535	2,885	1,975	(12%)	28%
Total deposits	239,486	234,141	166,569	2%	44%
Short-term borrowings	1,200	4,633	5,260	(74%)	(77%)
Accrued taxes, interest and expenses	2,955	3,022	1,943	(2%)	52%
Other liabilities	7,330	6,266	4,347	17%	69%
Long-term debt	16,938	17,636	13,677	(4%)	24%
Total Liabilities	267,909	265,698	191,796	1%	40%
Equity
Common stock(c)	2,585	2,585	2,051	—	26%
Preferred stock	2,182	2,182	1,770	—	23%
Capital surplus	15,619	15,603	3,813	—	310%
Retained earnings	26,085	25,645	25,057	2%	4%
Accumulated other comprehensive loss	(4,919)	(3,286)	(3,276)	50%	50%
Treasury stock	(8,237)	(8,247)	(8,308)	—	(1%)
Total Equity	33,315	34,482	21,107	(3%)	58%
Total Liabilities and Equity	$301,224	$300,180	$212,903	—	41%
(a) Amortized cost	$47,718	$47,623	$39,617	—	20%
(b) Market values	19,823	18,258	11,506	9%	72%
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	907,367	906,573	660,973	—	—
Treasury	256,872	257,666	262,919	—	—

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	September	June	March	December	September
	2026	2026	2026	2025	2025
Assets
Cash and due from banks	$4,086	$4,374	$4,084	$3,499	$2,901
Other short-term investments	16,520	19,350	17,456	18,876	17,215
Available-for-sale debt and other securities(a)	42,984	44,466	46,161	36,159	36,461
Held-to-maturity securities(b)	20,862	18,404	16,389	11,368	11,498
Trading debt securities	1,760	1,853	1,669	1,057	1,266
Equity securities	471	495	544	453	287
Loans and leases held for sale	728	866	1,365	733	576
Portfolio loans and leases:
Commercial and industrial loans	86,144	85,736	83,864	52,749	53,947
Commercial mortgage loans	27,486	27,196	27,143	12,228	11,932
Commercial construction loans	8,957	8,459	8,329	5,316	5,326
Commercial leases	3,779	3,489	3,523	3,269	3,218
Total commercial loans and leases	126,366	124,880	122,859	73,562	74,423
Residential mortgage loans	19,895	19,713	19,507	17,652	17,644
Home equity	7,132	6,929	6,735	4,846	4,678
Indirect secured consumer loans	18,196	18,186	18,296	17,964	17,885
Credit card	1,660	1,683	1,658	1,747	1,692
Solar energy installation loans	4,193	4,314	4,465	4,560	4,432
Other consumer loans	2,830	2,823	2,730	2,320	2,376
Total consumer loans	53,906	53,648	53,391	49,089	48,707
Portfolio loans and leases	180,272	178,528	176,250	122,651	123,130
Allowance for loan and lease losses	(2,906)	(2,918)	(2,922)	(2,253)	(2,265)
Portfolio loans and leases, net	177,366	175,610	173,328	120,398	120,865
Bank premises and equipment	3,336	3,343	3,283	2,734	2,655
Goodwill	9,984	9,990	9,966	4,947	4,947
Intangible assets	1,190	1,253	1,233	69	76
Servicing rights	1,669	1,607	1,583	1,598	1,601
Other assets	20,268	18,569	19,978	12,485	12,555
Total Assets	$301,224	$300,180	$297,039	$214,376	$212,903

Liabilities
Deposits:
Demand	$64,747	$63,928	$65,335	$42,647	$41,830
Interest checking	81,784	70,527	72,425	61,155	57,239
Savings	18,002	18,161	18,610	16,155	16,110
Money market	60,842	65,932	62,345	39,285	38,748
CDs $250,000 or less	11,576	12,708	11,807	10,599	10,667
CDs over $250,000	2,535	2,885	3,099	1,978	1,975
Total deposits	239,486	234,141	233,621	171,819	166,569
Short-term borrowings	1,200	4,633	1,289	926	5,260
Accrued taxes, interest and expenses	2,955	3,022	2,628	2,083	1,943
Other liabilities	7,330	6,266	6,642	4,235	4,347
Long-term debt	16,938	17,636	18,753	13,589	13,677
Total Liabilities	267,909	265,698	262,933	192,652	191,796
Equity
Common stock(c)	2,585	2,585	2,585	2,051	2,051
Preferred stock	2,182	2,182	2,182	1,770	1,770
Capital surplus	15,619	15,603	15,586	3,831	3,813
Retained earnings	26,085	25,645	25,248	25,488	25,057
Accumulated other comprehensive loss	(4,919)	(3,286)	(3,234)	(3,110)	(3,276)
Treasury stock	(8,237)	(8,247)	(8,261)	(8,306)	(8,308)
Total Equity	33,315	34,482	34,106	21,724	21,107
Total Liabilities and Equity	$301,224	$300,180	$297,039	$214,376	$212,903
(a) Amortized cost	$47,718	$47,623	$49,238	$39,107	$39,617
(b) Market values	19,823	18,258	16,341	11,404	11,506
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	907,367	906,573	905,823	661,198	660,973
Treasury	256,872	257,666	258,416	262,695	262,919

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	September	September	September	September
	2026	2025	2026	2025
Total Equity, Beginning	$34,482	$21,124	$21,724	$19,645
Net income	866	649	1,832	1,791
Other comprehensive (loss) income, net of tax:
Change in unrealized (losses) gains:
Available-for-sale debt securities	(1,203)	230	(1,365)	890
Qualifying cash flow hedges	(457)	14	(577)	397
Amortization of unrealized losses on securities transferred to held-to-maturity	25	25	71	72
Change in accumulated other comprehensive income related to employee benefit plans	2	1	62	1
Comprehensive income (loss)	(767)	919	23	3,151
Cash dividends declared:
Common stock	(388)	(269)	(1,122)	(770)
Preferred stock	(38)	(37)	(113)	(110)
Impact of Comerica acquisition	—	—	12,676	—
Impact of stock transactions under stock compensation plans, net	26	23	128	70
Shares acquired for treasury	—	(303)	—	(529)
Redemption of preferred stock	—	(350)	—	(350)
Other	—	—	(1)	—
Total Equity, Ending	$33,315	$21,107	$33,315	$21,107

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	For the Three Months Ended
$ in millions	September		June		September
(unaudited)	2026		2026		2025
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$86,052	5.89%	$85,260	5.90%	$54,196	6.20%
Commercial mortgage loans(a)	27,297	5.96%	27,215	5.82%	12,043	6.26%
Commercial construction loans(a)	8,810	6.49%	8,504	6.50%	5,541	7.17%
Commercial leases(a)	3,574	4.67%	3,503	4.61%	3,177	4.70%
Total commercial loans and leases	125,733	5.91%	124,482	5.89%	74,957	6.22%
Residential mortgage loans	20,372	4.25%	20,362	4.16%	18,279	4.03%
Home equity	7,023	6.90%	6,830	6.95%	4,580	7.43%
Indirect secured consumer loans	18,182	5.54%	18,239	5.53%	17,729	5.65%
Credit card	1,646	14.07%	1,646	13.69%	1,678	14.26%
Solar energy installation loans	4,244	7.82%	4,384	7.93%	4,355	8.76%
Other consumer loans	2,811	8.64%	2,764	8.66%	2,415	9.25%
Total consumer loans	54,278	5.83%	54,225	5.80%	49,036	5.96%
Total loans and leases	180,011	5.89%	178,707	5.86%	123,993	6.12%
Securities:
Taxable securities	67,170	3.68%	66,532	3.55%	53,244	3.25%
Tax exempt securities(a)	1,373	3.23%	1,392	3.25%	1,348	3.18%
Other short-term investments	21,469	3.66%	18,358	3.64%	14,915	4.43%
Total interest-earning assets	270,023	5.15%	264,989	5.11%	193,500	5.18%
Cash and due from banks	3,449		3,307		2,485
Other assets	31,565		32,574		18,196
Allowance for loan and lease losses	(2,918)		(2,922)		(2,411)
Total Assets	$302,119		$297,948		$211,770

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$75,025	2.26%	$70,507	2.15%	$56,624	2.72%
Savings deposits	18,037	0.36%	18,430	0.35%	16,376	0.46%
Money market deposits	66,247	2.56%	63,200	2.43%	37,434	2.40%
CDs $250,000 or less	12,102	2.97%	12,403	2.94%	10,841	3.46%
Total interest-bearing core deposits	171,411	2.23%	164,540	2.11%	121,275	2.38%
CDs over $250,000	2,705	3.17%	2,990	3.25%	2,244	4.00%
Total interest-bearing deposits	174,116	2.24%	167,530	2.13%	123,519	2.41%
Federal funds purchased	181	3.69%	160	3.65%	198	4.35%
Securities sold under repurchase agreements	395	1.63%	444	1.69%	376	1.65%
FHLB advances	2,365	3.89%	3,437	3.88%	4,920	4.51%
Derivative collateral and other secured borrowings	93	6.33%	64	7.25%	82	6.13%
Long-term debt	17,513	4.90%	18,817	4.87%	14,001	5.31%
Total interest-bearing liabilities	194,663	2.50%	190,452	2.44%	143,096	2.77%
Demand deposits	64,228		63,976		41,235
Other liabilities	8,890		9,260		6,223
Total Liabilities	267,781		263,688		190,554
Total Equity	34,338		34,260		21,216
Total Liabilities and Equity	$302,119		$297,948		$211,770
Ratios:
Net interest margin (FTE)(b)		3.34%		3.36%		3.13%
Net interest rate spread (FTE)(b)		2.65%		2.67%		2.41%
Interest-bearing liabilities to interest-earning assets		72.09%		71.87%		73.95%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	Year to Date
$ in millions	September		September
(unaudited)	2026		2025
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$81,586	5.89%	$53,916	6.23%
Commercial mortgage loans(a)	25,524	5.88%	12,282	6.12%
Commercial construction loans(a)	8,206	6.48%	5,720	7.09%
Commercial leases(a)	3,476	4.71%	3,136	4.77%
Total commercial loans and leases	118,792	5.90%	75,054	6.22%
Residential mortgage loans	20,052	4.20%	18,139	3.99%
Home equity	6,643	6.95%	4,396	7.47%
Indirect secured consumer loans	18,175	5.54%	17,156	5.62%
Credit card	1,650	13.90%	1,655	14.44%
Solar energy installation loans	4,380	7.98%	4,282	8.30%
Other consumer loans	2,722	8.69%	2,465	9.24%
Total consumer loans	53,622	5.83%	48,093	5.90%
Total loans and leases	172,414	5.88%	123,147	6.09%
Securities:
Taxable securities	64,128	3.55%	54,441	3.26%
Tax exempt securities(a)	1,376	3.25%	1,362	3.18%
Other short-term investments	19,858	3.65%	14,050	4.54%
Total interest-earning assets	257,776	5.11%	193,000	5.16%
Cash and due from banks	3,275		2,437
Other assets	30,465		17,911
Allowance for loan and lease losses	(2,843)		(2,383)
Total Assets	$288,673		$210,965

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$70,996	2.20%	$57,103	2.70%
Savings deposits	18,006	0.35%	16,852	0.49%
Money market deposits	61,266	2.47%	36,731	2.41%
CDs $250,000 or less	12,050	3.01%	10,574	3.54%
Total interest-bearing core deposits	162,318	2.16%	121,260	2.38%
CDs over $250,000	2,833	3.27%	2,263	4.17%
Total interest-bearing deposits	165,151	2.18%	123,523	2.41%
Federal funds purchased	173	3.67%	199	4.37%
Securities sold under repurchase agreements	387	1.51%	339	1.27%
FHLB advances	1,975	3.89%	4,888	4.57%
Derivative collateral and other secured borrowings	80	6.97%	85	6.06%
Long-term debt	18,129	4.90%	14,393	5.35%
Total interest-bearing liabilities	185,895	2.46%	143,427	2.78%
Demand deposits	61,356		40,641
Other liabilities	8,505		6,264
Total Liabilities	255,756		190,332
Total Equity	32,917		20,633
Total Liabilities and Equity	$288,673		$210,965
Ratios:
Net interest margin (FTE)(b)		3.34%		3.10%
Net interest rate spread (FTE)(b)		2.65%		2.38%
Interest-bearing liabilities to interest-earning assets		72.12%		74.31%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2026	2026	2026	2025	2025
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$85,982	$84,967	$73,264	$53,947	$54,170
Commercial mortgage loans	27,263	27,176	21,969	12,079	12,027
Commercial construction loans	8,744	8,437	7,278	5,399	5,541
Commercial leases	3,574	3,503	3,347	3,172	3,177
Total commercial loans and leases	125,563	124,083	105,858	74,597	74,915
Consumer loans:
Residential mortgage loans	19,775	19,626	18,848	17,660	17,656
Home equity	7,023	6,830	6,064	4,769	4,579
Indirect secured consumer loans	18,182	18,239	18,105	17,879	17,729
Credit card	1,646	1,646	1,659	1,694	1,678
Solar energy installation loans	4,244	4,384	4,516	4,486	4,355
Other consumer loans	2,811	2,764	2,582	2,345	2,414
Total consumer loans	53,681	53,489	51,774	48,833	48,411
Total average portfolio loans and leases	$179,244	$177,572	$157,632	$123,430	$123,326

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$170	$399	$85	$19	$44
Consumer loans held for sale	597	736	566	698	623
Average loans and leases held for sale	$767	$1,135	$651	$717	$667

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$86,144	$85,736	$83,864	$52,749	$53,947
Commercial mortgage loans	27,486	27,196	27,143	12,228	11,932
Commercial construction loans	8,957	8,459	8,329	5,316	5,326
Commercial leases	3,779	3,489	3,523	3,269	3,218
Total commercial loans and leases	126,366	124,880	122,859	73,562	74,423
Consumer loans:
Residential mortgage loans	19,895	19,713	19,507	17,652	17,644
Home equity	7,132	6,929	6,735	4,846	4,678
Indirect secured consumer loans	18,196	18,186	18,296	17,964	17,885
Credit card	1,660	1,683	1,658	1,747	1,692
Solar energy installation loans	4,193	4,314	4,465	4,560	4,432
Other consumer loans	2,830	2,823	2,730	2,320	2,376
Total consumer loans	53,906	53,648	53,391	49,089	48,707
Total portfolio loans and leases	$180,272	$178,528	$176,250	$122,651	$123,130

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$233	$171	$651	$75	$8
Consumer loans held for sale	495	695	714	658	568
Loans and leases held for sale	$728	$866	$1,365	$733	$576

Operating lease equipment	$454	$417	$416	$374	$379

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$2,144	$1,838	$1,801	$1,290	$1,206
Commercial mortgage loans	2,718	2,193	518	501	558
Commercial construction loans	769	292	318	291	304
Commercial leases	777	817	821	853	764
Residential mortgage loans	85,091	85,907	86,733	87,827	89,639
Solar energy installation loans	622	643	665	686	692
Other consumer loans	76	81	86	92	98
Total loans and leases serviced for others	92,197	91,771	90,942	91,540	93,261
Total loans and leases owned or serviced	$273,651	$271,582	$268,973	$215,298	$217,346
(a)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	September	June	March	December	September
	2026(a)	2026	2026	2025	2025
Regulatory Capital
CET1 capital	$25,002	$24,508	$24,136	$18,099	$17,645
Additional tier 1 capital	2,182	2,182	2,182	1,770	1,770
Tier 1 capital	27,184	26,690	26,318	19,869	19,415
Tier 2 capital	4,099	4,173	4,179	3,197	3,204
Total regulatory capital	$31,283	$30,863	$30,497	$23,066	$22,619
Risk-weighted assets	$249,506	$246,820	$243,964	$167,431	$166,999

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	11.37%	11.50%	11.34%	10.11%	10.02%

Regulatory Capital Ratios
Fifth Third Bancorp
CET1 capital	10.02%	9.93%	9.89%	10.81%	10.57%
Tier 1 risk-based capital	10.90%	10.81%	10.79%	11.87%	11.63%
Total risk-based capital	12.54%	12.50%	12.50%	13.78%	13.54%
Leverage	9.22%	9.20%	10.22%	9.41%	9.24%

Fifth Third Bank, National Association
Tier 1 risk-based capital	11.73%	11.70%	11.73%	13.09%	12.95%
Total risk-based capital	12.96%	12.95%	13.00%	14.33%	14.19%
Leverage	9.96%	9.99%	11.16%	10.41%	10.31%
(a)Current period regulatory capital data and ratios are estimated.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2026	2026	2026	2025	2025
Average portfolio loans and leases:
Commercial and industrial loans	$85,982	$84,967	$73,264	$53,947	$54,170
Commercial mortgage loans	27,263	27,176	21,969	12,079	12,027
Commercial construction loans	8,744	8,437	7,278	5,399	5,541
Commercial leases	3,574	3,503	3,347	3,172	3,177
Total commercial loans and leases	125,563	124,083	105,858	74,597	74,915
Residential mortgage loans	19,775	19,626	18,848	17,660	17,656
Home equity	7,023	6,830	6,064	4,769	4,579
Indirect secured consumer loans	18,182	18,239	18,105	17,879	17,729
Credit card	1,646	1,646	1,659	1,694	1,678
Solar energy installation loans	4,244	4,384	4,516	4,486	4,355
Other consumer loans	2,811	2,764	2,582	2,345	2,414
Total consumer loans	53,681	53,489	51,774	48,833	48,411
Total average portfolio loans and leases	$179,244	$177,572	$157,632	$123,430	$123,326

Losses charged-off:
Commercial and industrial loans	($84)	($73)	($77)	($61)	($280)
Commercial mortgage loans	—	—	—	(7)	(2)
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	(1)	—
Total commercial loans and leases	(84)	(73)	(77)	(69)	(282)
Residential mortgage loans	(1)	(1)	—	—	—
Home equity	(1)	(1)	(2)	(2)	(1)
Indirect secured consumer loans	(35)	(36)	(40)	(41)	(34)
Credit card	(19)	(20)	(19)	(20)	(20)
Solar energy installation loans	(29)	(29)	(26)	(22)	(20)
Other consumer loans	(23)	(21)	(23)	(23)	(25)
Total consumer loans	(108)	(108)	(110)	(108)	(100)
Total losses charged-off	($192)	($181)	($187)	($177)	($382)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$9	$8	$8	$17	$6
Commercial mortgage loans	6	—	—	1	1
Commercial construction loans	—	1	—	—	—
Commercial leases	—	—	—	—	—
Total commercial loans and leases	15	9	8	18	7
Residential mortgage loans	1	1	—	1	1
Home equity	2	1	2	1	2
Indirect secured consumer loans	18	18	16	14	16
Credit card	5	5	5	5	4
Solar energy installation loans	6	4	3	5	4
Other consumer loans	6	8	9	8	9
Total consumer loans	38	37	35	34	36
Total recoveries of losses previously charged-off	$53	$46	$43	$52	$43

Net losses charged-off:
Commercial and industrial loans	($75)	($65)	($69)	($44)	($274)
Commercial mortgage loans	6	—	—	(6)	(1)
Commercial construction loans	—	1	—	—	—
Commercial leases	—	—	—	(1)	—
Total commercial loans and leases	(69)	(64)	(69)	(51)	(275)
Residential mortgage loans	—	—	—	1	1
Home equity	1	—	—	(1)	1
Indirect secured consumer loans	(17)	(18)	(24)	(27)	(18)
Credit card	(14)	(15)	(14)	(15)	(16)
Solar energy installation loans	(23)	(25)	(23)	(17)	(16)
Other consumer loans	(17)	(13)	(14)	(15)	(16)
Total consumer loans	(70)	(71)	(75)	(74)	(64)
Total net losses charged-off(a)	($139)	($135)	($144)	($125)	($339)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.35%	0.31%	0.38%	0.32%	2.01%
Commercial mortgage loans	(0.09%)	(0.01%)	—	0.21%	0.04%
Commercial construction loans	(0.01%)	(0.02%)	(0.02%)	—	—
Commercial leases	—	(0.01%)	—	0.16%	(0.04%)
Total commercial loans and leases	0.22%	0.21%	0.26%	0.27%	1.46%
Residential mortgage loans	—	—	(0.01%)	(0.01%)	(0.02%)
Home equity	(0.03%)	(0.02%)	0.01%	0.06%	(0.05%)
Indirect secured consumer loans	0.37%	0.40%	0.54%	0.59%	0.40%
Credit card	3.45%	3.60%	3.51%	3.62%	3.70%
Solar energy installation loans	2.18%	2.25%	2.03%	1.45%	1.47%
Other consumer loans	2.34%	1.95%	2.19%	2.46%	2.51%
Total consumer loans	0.52%	0.53%	0.58%	0.59%	0.52%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.31%	0.30%	0.37%	0.40%	1.09%
(a)Excludes net charge-offs of $100 million which were taken at the time of acquisition.

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	September	June	March	December	September
	2026	2026	2026	2025	2025
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,918	$2,922	$2,253	$2,265	$2,412
Total net losses charged-off(e)	(139)	(135)	(144)	(125)	(339)
Provision for loan and lease losses	127	131	152	113	192
Allowance on PCD loans and leases at acquisition	—	(1)	180	—	—
Allowance on PSLs at acquisition	—	1	481	—	—
Allowance for loan and lease losses, ending	$2,906	$2,918	$2,922	$2,253	$2,265

Reserve for unfunded commitments, beginning	$230	$232	$157	$151	$146
(Benefit from) provision for the reserve for unfunded commitments	(5)	(2)	75	6	5
Reserve for unfunded commitments, ending	$225	$230	$232	$157	$151

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,906	$2,918	$2,922	$2,253	$2,265
Reserve for unfunded commitments	225	230	232	157	151
Total allowance for credit losses	$3,131	$3,148	$3,154	$2,410	$2,416

	As of
	September	June	March	December	September
	2026	2026	2026	2025	2025
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$449	$455	$417	$393	$393
Commercial mortgage loans	141	94	94	34	42
Commercial construction loans	64	62	62	—	—
Commercial leases	4	4	—	—	—
Residential mortgage loans	159	176	164	149	142
Home equity	135	131	104	71	72
Indirect secured consumer loans	61	62	58	61	61
Credit card	29	29	30	29	29
Solar energy installation loans	23	23	26	22	22
Other consumer loans	5	5	5	8	7
Total nonaccrual portfolio loans and leases	1,070	1,041	960	767	768
Repossessed property	9	10	11	11	12
OREO(d)	81	24	28	19	21
Total nonperforming portfolio loans and leases and OREO	1,160	1,075	999	797	801
Nonaccrual loans held for sale	162	167	141	70	4
Total nonperforming assets	$1,322	$1,242	$1,140	$867	$805

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$5	$4	$3	$2	$2
Commercial mortgage loans	4	1	19	—	—
Commercial construction loans	—	—	2	1	—
Commercial leases	—	—	1	—	—
Total commercial loans and leases	9	5	25	3	2
Residential mortgage loans(c)	16	11	7	10	11
Credit card	16	16	17	17	16
Other consumer loans	1	1	—	—	—
Total consumer loans	33	28	24	27	27
Total loans and leases 90 days past due (accrual)(b)	$42	$33	$49	$30	$29
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.31%	0.30%	0.37%	0.40%	1.09%
Allowance for credit losses:
As a percent of portfolio loans and leases	1.74%	1.76%	1.79%	1.96%	1.96%
As a percent of nonperforming portfolio loans and leases(a)	292%	303%	328%	314%	314%
As a percent of nonperforming portfolio assets(a)	270%	293%	316%	302%	302%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.59%	0.58%	0.54%	0.62%	0.62%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.64%	0.60%	0.57%	0.65%	0.65%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.73%	0.69%	0.64%	0.70%	0.65%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.
(d) Includes branch-related real estate no longer intended to be used for banking purposes.
(e) Excludes net charge-offs of $100 million which were taken at the time of acquisition.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” "adjusted earnings per share," “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” "adjusted total revenue," “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry that present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, adjusted total revenue, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	September	June	March	December	September
		2026	2026	2026	2025	2025
	Net interest income	$2,271	$2,215	$1,934	$1,529	$1,520
	Add: Taxable equivalent adjustment	5	5	5	4	5
	Net interest income (FTE) (a)	2,276	2,220	1,939	1,533	1,525

	Net interest income (annualized) (b)	9,010	8,884	7,843	6,066	6,030
	Net interest income (FTE) (annualized) (c)	9,030	8,904	7,864	6,082	6,050

	Interest income	3,498	3,372	2,972	2,468	2,519
	Add: Taxable equivalent adjustment	5	5	5	4	5
	Interest income (FTE)	3,503	3,377	2,977	2,472	2,524
	Interest income (FTE) (annualized) (d)	13,898	13,545	12,073	9,807	10,014

	Interest expense (annualized) (e)	4,868	4,641	4,210	3,725	3,963
	Average interest-earning assets (f)	270,023	264,989	237,961	194,144	193,500
	Average interest-bearing liabilities (g)	194,663	190,452	172,326	143,518	143,096

	Net interest margin (b) / (f)	3.34%	3.35%	3.30%	3.12%	3.12%
	Net interest margin (FTE) (c) / (f)	3.34%	3.36%	3.30%	3.13%	3.13%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.65%	2.67%	2.63%	2.45%	2.41%

	Income before income taxes	$1,108	$1,036	$207	$912	$837
	Add: Taxable equivalent adjustment	5	5	5	4	5
	Income before income taxes (FTE)	1,113	1,041	212	916	842

	Net income available to common shareholders	828	763	128	699	608
	Add: Intangible amortization, net of tax	48	48	34	5	5
	Tangible net income available to common shareholders (h)	876	811	162	704	613
	Tangible net income available to common shareholders (annualized) (i)	3,475	3,253	657	2,793	2,432

	Average Bancorp shareholders’ equity	34,338	34,260	30,108	21,527	21,216
Less:	Average preferred stock	(2,182)	(2,182)	(2,040)	(1,770)	(2,112)
	Average goodwill	(9,976)	(9,973)	(8,686)	(4,947)	(4,937)
	Average intangible assets	(1,221)	(1,257)	(841)	(72)	(77)
	Average tangible common equity, including AOCI (j)	20,959	20,848	18,541	14,738	14,090
Less:	Average AOCI	3,813	3,376	3,080	3,137	3,520
	Average tangible common equity, excluding AOCI (k)	24,772	24,224	21,621	17,875	17,610

	Total Bancorp shareholders’ equity	33,315	34,482	34,106	21,724	21,107
Less:	Preferred stock	(2,182)	(2,182)	(2,182)	(1,770)	(1,770)
	Goodwill	(9,984)	(9,990)	(9,966)	(4,947)	(4,947)
	Intangible assets	(1,190)	(1,253)	(1,233)	(69)	(76)
	Tangible common equity, including AOCI (l)	19,959	21,057	20,725	14,938	14,314
Less:	AOCI	4,919	3,286	3,234	3,110	3,276
	Tangible common equity, excluding AOCI (m)	24,878	24,343	23,959	18,048	17,590
Add:	Preferred stock	2,182	2,182	2,182	1,770	1,770
	Tangible equity (n)	27,060	26,525	26,141	19,818	19,360

	Total assets	301,224	300,180	297,039	214,376	212,903
Less:	Goodwill	(9,984)	(9,990)	(9,966)	(4,947)	(4,947)
	Intangible assets	(1,190)	(1,253)	(1,233)	(69)	(76)
	Tangible assets, including AOCI (o)	290,050	288,937	285,840	209,360	207,880
Less:	AOCI, before tax	6,472	4,324	4,255	4,092	4,311
	Tangible assets, excluding AOCI (p)	$296,522	$293,261	$290,095	$213,452	$212,191

	Common shares outstanding (q)	907	907	906	661	661

	Tangible equity (n) / (p)	9.13%	9.04%	9.01%	9.28%	9.12%
	Tangible common equity (excluding AOCI) (m) / (p)	8.39%	8.30%	8.26%	8.46%	8.29%
	Tangible common equity (including AOCI) (l) / (o)	6.88%	7.29%	7.25%	7.14%	6.89%
	Tangible book value per share (including AOCI) (l) / (q)	$22.01	$23.22	$22.88	$22.60	$21.66
	Tangible book value per share (excluding AOCI) (m) / (q)	$27.43	$26.84	$26.44	$27.30	$26.61

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	September	June	September
	2026	2026	2025
Net income (r)	$866	$801	$649
Net income (annualized) (s)	3,436	3,213	2,575

Adjustments (pre-tax items)
Merger-related charges	225	203	—
Interchange litigation matters	34	2	27
Technology-related asset impairments	19	7	—
Other securities losses/(gains), net	5	(30)	(10)
Securities repositioning losses	—	10	—
Severance expense	—	7	—
FDIC special assessment	—	—	(6)
Non-qualified deferred compensation expense/(benefit)	(6)	30	11
Adjustments, pre-tax	277	229	22
Applicable income tax expense on adjustments	67	54	6
Adjustments, after-tax (t)(a)(b)	210	175	16

Noninterest income (u)	1,008	1,059	781
Interchange litigation matters	29	1	18
Merger-related charges	10	—	—
Securities repositioning losses	—	10	—
Noninterest income excluding certain item(s)	1,047	1,070	799
Other securities losses/(gains), net	5	(30)	(10)
Adjusted noninterest income, excluding certain items and securities losses (v)	1,052	1,040	789

Noninterest expense (w)	2,049	2,109	1,267
Merger-related charges	(215)	(203)	—
Technology-related asset impairments	(19)	(7)	—
Interchange litigation matters	(5)	(1)	(9)
Severance expense	—	(7)	—
FDIC special assessment	—	—	6
Noninterest expense excluding certain item(s)	1,810	1,891	1,264
Non-qualified deferred compensation (expense)/benefit	6	(30)	(11)
Adjusted noninterest expense, excluding certain items and non-qualified deferred compensation (x)	1,816	1,861	1,253

Adjusted net income (r) + (t)	1,076	976	665
Adjusted net income (annualized) (y)	4,269	3,915	2,638

Adjusted tangible net income available to common shareholders (h) + (t)	1,086	986	629
Adjusted tangible net income available to common shareholders (annualized) (z)	4,309	3,955	2,495

Average assets (aa)	$302,119	$297,948	$211,770

Return on average tangible common equity (i) / (j)	16.6%	15.6%	17.3%
Return on average tangible common equity excluding AOCI (i) / (k)	14.0%	13.4%	13.8%
Adjusted return on average tangible common equity, including AOCI (z) / (j)	20.6%	19.0%	17.7%
Adjusted return on average tangible common equity, excluding AOCI (z) / (k)	17.4%	16.3%	14.2%

Return on average assets (s) / (aa)	1.14%	1.08%	1.21%
Adjusted return on average assets (y) / (aa)	1.41%	1.31%	1.25%
Efficiency ratio (FTE) (w) / [(a) + (u)]	62.4%	64.3%	54.9%
Adjusted efficiency ratio (x) / [(a) + (v)]	54.6%	57.1%	54.1%
Total revenue (FTE) (a) + (u)	$3,284	$3,279	$2,306
Adjusted total revenue (FTE) (a) + (v)	$3,328	$3,260	$2,314
Pre-provision net revenue (PPNR) (a) + (u) - (w)	$1,235	$1,170	$1,039
Adjusted pre-provision net revenue (PPNR) (a) + (v) - (x)	$1,512	$1,399	$1,061
Totals may not foot due to rounding.
(a) Assumes a 24% tax rate.
(b) A portion of the adjustments related to merger-related expenses are not tax-deductible.

Fifth Third Bancorp and Subsidiaries
Segment Presentation
$ in millions
(unaudited)

For the three months ended September 30, 2026	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total
Income Statement Data
Net interest income (FTE)(a)	$1,147	$1,274	$112	$(257)	$2,276
(Provision for) benefit from credit losses	(80)	(89)	(7)	54	(122)
Net interest income after (provision for) benefit from credit losses	1,067	1,185	105	(203)	2,154
Noninterest income	512	326	183	(13)	1,008
Noninterest expense	(761)	(855)	(182)	(251)	(2,049)
Income (loss) before income taxes (FTE)(a)	$818	$656	$106	$(467)	$1,113
Average Balance Sheet Data
Total loans and leases	$114,568	$55,931	$9,504	$8	$180,011
Core deposits	$99,167	$121,371	$12,869	$2,232	$235,639

For the three months ended June 30, 2026	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total
Income Statement Data
Net interest income (FTE)(a)	$1,115	$1,237	$113	$(245)	$2,220
(Provision for) benefit from credit losses	(25)	(82)	4	(26)	(129)
Net interest income after (provision for) benefit from credit losses	1,090	1,155	117	(271)	2,091
Noninterest income	507	321	186	45	1,059
Noninterest expense	(757)	(860)	(185)	(307)	(2,109)
Income (loss) before income taxes (FTE)(a)	$840	$616	$118	$(533)	$1,041
Average Balance Sheet Data
Total loans and leases	$113,297	$55,675	$9,709	$26	$178,707
Core deposits	$95,241	$117,628	$12,961	$2,686	$228,516

For the three months ended March 31, 2026	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total
Income Statement Data
Net interest income (FTE)(a)	$878	$1,073	$83	$(95)	$1,939
(Provision for) benefit from credit losses	(158)	(89)	—	20	(227)
Net interest income after (provision for) benefit from credit losses	720	984	83	(75)	1,712
Noninterest income	441	298	164	(8)	895
Noninterest expense	(734)	(810)	(183)	(668)	(2,395)
Income (loss) before income taxes (FTE)(a)	$427	$472	$64	$(751)	$212
Average Balance Sheet Data
Total loans and leases	$96,110	$54,165	$7,970	$38	$158,283
Core deposits	$85,160	$107,247	$12,069	$2,069	$206,545

For the three months ended December 31, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total
Income Statement Data
Net interest income (FTE)(a)	$581	$1,026	$52	$(126)	$1,533
(Provision for) benefit from credit losses	(46)	(84)	—	11	(119)
Net interest income after (provision for) benefit from credit losses	535	942	52	(115)	1,414
Noninterest income	386	311	111	3	811
Noninterest expense	(476)	(645)	(97)	(91)	(1,309)
Income (loss) before income taxes (FTE)(a)	$445	$608	$66	$(203)	$916
Average Balance Sheet Data
Total loans and leases	$67,425	$52,116	$4,590	$16	$124,147
Core deposits	$62,984	$92,622	$9,567	$1,263	$166,436

For the three months ended September 30, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total
Income Statement Data
Net interest income (FTE)(a)	$594	$1,082	$55	$(206)	$1,525
(Provision for) benefit from credit losses	(246)	(73)	—	122	(197)
Net interest income after (provision for) benefit from credit losses	348	1,009	55	(84)	1,328
Noninterest income	357	309	109	6	781
Noninterest expense	(454)	(653)	(93)	(67)	(1,267)
Income (loss) before income taxes (FTE)(a)	$251	$665	$71	$(145)	$842
Average Balance Sheet Data
Total loans and leases	$68,007	$51,367	$4,603	$16	$123,993
Core deposits	$60,854	$91,110	$9,288	$1,258	$162,510
(a) Includes taxable equivalent adjustments of $5 million for the three months ended September 30, 2026, June 30, 2026 and March 31, 2026, $4 million for the three months ended December 31, 2025 and $5 million for the three months ended September 30, 2025.